News Release

HOPE BANCORP ANNOUNCES RETIREMENT OF DIRECTOR SCOTT WHANG

LOS ANGELES – January 16, 2026 – Hope Bancorp, Inc. (NASDAQ: HOPE) (the “Company”), the holding company of Bank of Hope (the “Bank”), today announced that Scott Yoon-Suk Whang has elected not to stand for re-election and will be retiring from his position as a member of the Boards of Directors of the Company and the Bank in connection with the Company’s 2026 Annual Meeting of Stockholders.

“On behalf of the Board, I would like to thank Director Whang for his many years of service and dedication,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “Director Whang was instrumental in the creation of Hope Bancorp, with the first merger of equals between our predecessor companies, Nara Bancorp, Inc. and Center Financial Corporation. His continued leadership and insight on the Board have helped Bank of Hope grow from its roots as a community bank to the regional bank that it is today.”

“It has been a privilege and honor to serve as a director on the Boards of Hope Bancorp and Bank of Hope, and my time with the board members will stand out as a highlight of my career,” said Whang. “I wish Hope Bancorp continued success in the years ahead.”

Since his appointment to the Board in 2007, Whang has served in various roles, including serving as the Chairman of the Board from 2017 to 2019 and the Lead Independent Director of the Board from 2019 to 2024, and has been a strong advocate committed to enhancing board leadership and governance.

Scott Yoon-Suk Whang, 79, a serial entrepreneur, founded and served as Chairman of Orange Circle Studios, which provides premier lines of gift product and calendar publishing services. He also started Codra Enterprises and Avalanche Publishing, Inc. Whang has received many awards and recognitions, including ‘Entrepreneur of the Year Award’ by the Korean American Chamber of Commerce in recognition of his success in the publishing industry and as an exemplary minority entrepreneur.

Following Director Whang’s retirement, the size of the Company’s Board will be reduced to nine directors in connection with the 2026 Annual Meeting of Stockholders. The Company has filed a Form 8-K disclosing Director Whang’s retirement as well as amendments to its bylaws and certain other governance documents made pursuant to its periodic review of its bylaws and governance policies.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company for Bank of Hope, the only regional Korean American bank in the United States, with $18.51 billion in total assets as of September 30, 2025. Following the addition of Territorial Savings as a division of Bank of Hope, the Company became the largest regional bank serving multicultural customers across the continental United States and Hawaii. Headquartered in Los Angeles, Bank of Hope offers a comprehensive range of commercial, corporate and consumer banking products and services, including commercial and commercial real estate lending, SBA lending, residential mortgage and consumer lending, treasury management, foreign exchange solutions, interest rate derivatives, and international trade finance. Bank of Hope operates 45 full-service branches in California, New York, New Jersey, Washington, Texas, Illinois, Alabama and Georgia under the Bank of Hope banner, and 29 branches in Hawaii under the Territorial Savings banner. Bank of Hope also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices throughout the United States, and a representative office in Seoul, South Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com for Bank of Hope and www.tsbhawaii.bank for Territorial Savings, a division of Bank of Hope. By including the foregoing website address links, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

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Forward Looking Statements

Some statements in this new release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. Hope Bancorp does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contact Info:
Julianna Balicka
Executive Vice President & Chief Financial Officer
213-235-3235
julianna.balicka@bankofhope.com

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